CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 14 of our report dated April 15, 2025, relating to the financial statements and financial highlights of PGIM Floating Rate Income Fund, which appears in Prudential Investment Portfolios, Inc. 14’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 25, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 14 of our report dated April 15, 2025, relating to the financial statements and financial highlights of PGIM Government Income Fund, which appears in Prudential Investment Portfolios, Inc. 14’s Certified Shareholder Report on Form N-CSR for the year ended February 28, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 25, 2025